UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2022

WARBURG PINCUS CAPITAL CORPORATION I-A

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40171	98-1572641
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

450 Lexington Avenue New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 878-0600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-fifth of one redeemable warrant	WPCA.U	The New York Stock Exchange
Class A ordinary shares included as part of the units	WPCA	The New York Stock Exchange
Warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	WPCA WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2021, Warburg Pincus Capital Corporation I-A (the “Company”) announced the appointment of Timothy J. Curt as a new director of the Company. Mr. Curt has been appointed to serve on the audit committee, the nominating committee and compensation committee of the Company, with such appointment effective upon his becoming a director of the Company.

Mr. Curt was a Managing Director in the Accounting and Finance Group at Warburg Pincus through December 2019, when he retired to pursue non-profit activities. Mr. Curt served as Chief Financial Officer and was a member of the Executive Management Group at Warburg Pincus from 2003 to 2014. As Chief Financial Officer, Mr. Curt’s responsibilities included financial reporting, treasury and financial planning, internal controls, global tax structuring, information technology operations, employee benefits and compensation planning. Prior to joining Warburg Pincus in 1998, Mr. Curt was a tax partner in the New York-based merger and acquisitions group of Ernst & Young, having started his career with its predecessor, Ernst & Whinney in 1984. Between January 2016 and December 2021, Mr. Curt was a member of the Private Company Council, which advises the Financial Accounting Standards Board on the application of US generally accepted accounting principles to private companies, and was previously a member of the Financial Accounting Standards Advisory Council from 2006 to 2009. As a volunteer for the American Institute of Certified Public Accountants, Mr. Curt has actively participated in the drafting and publication of two comprehensive accounting practice aids entitled “Valuation of Portfolio Company Investments of Venture Capital and Private Equity Funds and Other Investment Companies” (2019) and “Valuation of Privately Held Company Equity Securities Issued as Compensation” (2013). From 2014 to 2018, Mr. Curt was a board member of the National Venture Capital Association, served as its Treasurer from May 2016 to May 2018, and helped launch its charitable affiliate, the Venture Capital Foundation, the following year. He currently serves on the Dean’s Advisory Cabinet of the University of Connecticut School of Business. Mr. Curt earned a BS in Accounting from the University of Connecticut and a Master of Sciences degree in Taxation from Pace University.

The board of directors of the Company has affirmatively determined that Mr. Curt meets the applicable standards for an independent director under both the rules of the New York Stock Exchange and Rule 10A-3 under the Securities Exchange Act of 1934.

Mr. Curt will not be compensated by the Company for his services as a director and has not entered into an employment agreement with the Company.

In connection with this appointment, Mr. Curt is expected to enter into an indemnity agreement, registration and shareholder rights agreement and a letter agreement with the Company on the same terms as the indemnity agreements, registration and shareholder rights agreement and letter agreement entered into by the directors and officers of the Company at the time of the Company’s initial public offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2022

WARBURG PINCUS CAPITAL CORPORATION I-A

By:	/s/ Christopher H. Turner
Name:	Christopher H. Turner
Title:	Chairman and Chief Executive Officer